Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement Nos. 333-57248 and 333-120731 on Form S-8 of our report dated September 19, 2007 relating to the consolidated financial statements of TurboSonic Technologies, Inc. appearing in this Annual Report on Form 10-K of TurboSonic Technologies, Inc. for the year ended June 30, 2007.

/S/ Mintz & Partners LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
September 24, 2008